EXHIBIT (i)(2)

 CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 39 to the Registration Statement of Eaton Vance Municipals Trust II (1933 Act File No. 33-71320) of my opinion dated January 28, 2010, which was filed as Exhibit (i) to Post-Effective Amendment No. 34.

/s/ Katy D. Burke
Katy D. Burke, Esq.

May 29, 2012

Boston, Massachusetts